 SHARE FORM OF ACCEPTANCE

TO TENDER ORDINARY SHARES
OF
ENDESA, S.A.

PURSUANT TO THE U.S. OFFER TO PURCHASE
BY
E.ON ZWÖLFTE VERWALTUNGS GMBH,
 A WHOLLY OWNED SUBSIDIARY OF

 E.ON AG

The U.S. Offer and withdrawal rights will expire at 6:00 p.m.,
New York City time, on March 29, 2007,
unless E.ON Zwölfte Verwaltungs GmbH extends
the U.S. Offer or unless it lapses or is withdrawn.

THE U.S. TENDER AGENT FOR THE U.S. OFFER IS:

Delivery of documents to the Tender Agent may be made as follows:

BY MAIL Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	BY HAND Mellon Investor Services LLC Attn. Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271	BY OVERNIGHT DELIVERY Mellon Investor Services LLC 480 Washington Blvd. Mail Drop - Reorg. Jersey City, NJ 07310 Attn. Reorganization Dept. 27th Floor

BY FACSIMILE TRANSMISSION
(FOR ELIGIBLE INSTITUTIONS ONLY)
(201) 680-4626

CONFIRMATION RECEIPT OF FACSIMILE BY
TELEPHONE ONLY
(201) 680-4860

Delivery of this Share Form of Acceptance to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute delivery to the U.S. Tender Agent. You must sign this Share Form of Acceptance in the appropriate space provided below. Delivery of this Share Form of Acceptance to Iberclear (the Spanish central securities depositary) or the Spanish Custodian (as defined below) will not constitute delivery to the U.S. Tender Agent.

Please read the instructions accompanying this Share Form of Acceptance carefully before completing this Share Form of Acceptance. ADSs (as defined below) cannot be tendered by means of this Share Form of Acceptance (which is exclusively for use in respect of ordinary shares (as defined below)). If you hold ADSs, you should use the ADS Letter of Transmittal for tendering such ADSs into the U.S. Offer by following the instructions set forth therein.

Questions and requests for assistance may be directed to:

501 Madison Avenue, 20th Floor
New York, NY 10022

HOLDERS OF ORDINARY SHARES AND ADSs CALL TOLL-FREE
(888) 750-5834

BANKS AND BROKERS CALL COLLECT
(212) 750-5833

DESCRIPTION OF ORDINARY SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) as registered with Iberclear)	Ordinary Shares Tendered (Please attach additional list if necessary)
	Total Number of Ordinary Shares Registered	Number of Ordinary Shares Tendered

Total Ordinary Shares Tendered

You have received this Share Form of Acceptance in connection with the offer by E.ON Zwölfte Verwaltungs GmbH (‘‘E.ON 12’’), a German limited liability company and wholly owned subsidiary of E.ON Aktiengesellschaft (‘‘E.ON’’), to acquire all the outstanding ordinary shares, par value €1.20 per share (the ‘‘ordinary shares’’), and American depositary shares (the ‘‘ADSs’’, and together with the ordinary shares, the ‘‘Endesa securities’’) of Endesa, S.A., a Spanish public limited company (‘‘Endesa’’), at a price of €38.75 in cash for each ordinary share and each ADS, upon the terms and subject to the conditions of the U.S. offer (the ‘‘U.S. Offer’’) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the U.S. offer to purchase, dated January 26, 2007, as amended and supplemented by the Supplement to the U.S. Offer to Purchase dated February 14, 2007 (as so amended and supplemented, the ‘‘U.S. Offer to Purchase’’). E.ON 12 is also making a separate, concurrent Spanish offer (the ‘‘Spanish Offer’’ and, together with the U.S. Offer, the ‘‘Offers’’) for the ordinary shares. This Share Form of Acceptance relates only to the U.S. Offer and should be read in conjunction with the U.S. Offer to Purchase.

Delivery of this Share Form of Acceptance and any other required documents to Mellon Investor Services LLC, the U.S. Tender Agent, and book-entry transfer of ordinary shares to the U.S. Tender Agent’s account at its Spanish custodian bank, Santander Investment S.A. (the ‘‘Spanish Custodian’’), will (without any further action by the U.S. Tender Agent) constitute acceptance, subject to the withdrawal rights described in Section 8 (‘‘Withdrawal Rights’’) of the U.S. Offer to Purchase, by such holders of the U.S. Offer with respect to such ordinary shares, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

Holders of ordinary shares tendered in the U.S. Offer and accepted for payment will receive the consideration for such securities in cash, by check (converted into U.S. dollars, to the extent practicable, on the date that the consideration is received by the U.S. Tender Agent at the then prevailing spot market rate applicable to similar transactions and net of any expenses incurred).

To validly tender your ordinary shares, you will need to (a) deliver this Share Form of Acceptance, properly completed and duly executed, to the U.S. Tender Agent at one of the addresses set forth on the first and last pages of this Share Form of Acceptance before the expiration of the acceptance period of the U.S. Offer and (b) timely instruct your custodian to tender your ordinary shares in the U.S. Offer before the expiration of the acceptance period of the U.S. Offer by delivering your ordinary shares by book-entry transfer to the U.S. Tender Agent’s account at the Spanish Custodian. Delivery of this Share Form of Acceptance to Iberclear or the Spanish Custodian does not constitute delivery to the U.S. Tender Agent.

If you cannot complete the tender of your ordinary shares in the manner described above on a timely basis, you may nevertheless be able to tender your ordinary shares by following the procedures for guaranteed delivery. For more information, see Section 7 (‘‘Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs’’) of the U.S. Offer to Purchase.

In the event of an inconsistency between the terms and procedures in this Share Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

Questions and requests for assistance regarding the appropriate method for tendering your ordinary shares may be directed to Innisfree M&A Incorporated, the Information Agent, at the telephone number or address set forth on the last page of this Share Form of Acceptance.

Check here if tendered ordinary shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the U.S. Tender Agent and complete the following:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If a holder of ordinary shares wishes to tender into the U.S. Offer and any required documents cannot be delivered to the U.S. Tender Agent or the procedures for book-entry transfer cannot be completed, in each case, before the expiration of the acceptance period under the U.S. Offer, such holder’s acceptance of the U.S. Offer may nevertheless be effected by following the procedures for guaranteed delivery as described in Section 7 (‘‘Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs’’) of the U.S. Offer to Purchase.

NOTE: SIGNATURES MUST BE PROVIDED ON PAGES 6 (THIS SHARE FORM OF ACCEPTANCE) AND 10 (SUBSTITUTE IRS FORM W-9) BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby instructs the U.S. Tender Agent to accept the U.S. Offer on behalf of the undersigned with respect to the above-described ordinary shares, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

The undersigned hereby acknowledges that delivery of this Share Form of Acceptance and any other required documents to the U.S. Tender Agent in connection herewith and book-entry transfer of ordinary shares to the U.S. Tender Agent’s account at the Spanish Custodian will (without any further action by the U.S. Tender Agent) constitute acceptance, subject to the rights of withdrawal set out in Section 8 (‘‘Withdrawal Rights’’) of the U.S. Offer to Purchase, of the U.S. Offer by the undersigned with respect to such ordinary shares, upon the terms subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), and effective upon the expiration of the acceptance period under the U.S. Offer, and if the undersigned has not validly withdrawn his or her acceptance, the undersigned hereby:

(a)    sells, assigns and transfers all right, title and interest in and to the above-described ordinary shares and, to the extent paid after the date of acceptance for payment of Endesa securities tendered under the U.S. Offer, any and all cash dividends, distributions, rights, other ordinary shares or other securities issued or issuable in respect of such ordinary shares (collectively, ‘‘Distributions’’); and

(b)    irrevocably constitutes and appoints the U.S. Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such ordinary shares and any Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) with respect to such ordinary shares, (i) to transfer ownership of such ordinary shares (and any Distributions) on the account books maintained with respect to such ordinary shares at Iberclear, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, E.ON 12, (ii) to cause the Spanish Custodian to forward such ordinary shares to the governing bodies of the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges as part of the Spanish centralizing and settlement procedures in accordance with Spanish regulation and practice following the expiration of the acceptance period under the U.S. Offer and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such ordinary shares (and any Distributions).

The undersigned agrees that E.ON 12 may instruct the U.S. Tender Agent to take the actions specified in clauses (b)(i) and (ii) from the immediately preceding paragraph prior to acceptance by E.ON 12 of those ordinary shares tendered in the U.S. Offer. E.ON 12 shall not have the rights specified in clause (b)(iii) from the immediately preceding paragraph until it has irrevocably accepted those ordinary shares tendered in the U.S. Offer. Upon acceptance by E.ON 12 of tendered ordinary shares in the U.S. Offer, the undersigned shall have no further rights with respect to those ordinary shares, except that the undersigned shall have the right to receive from E.ON 12 the consideration in accordance with the U.S. Offer.

The undersigned hereby irrevocably appoints each designee of E.ON 12 the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to vote at any meeting of Endesa’s security holders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the ordinary shares (and any Distributions) tendered hereby and accepted for payment by E.ON 12. This appointment will be effective if and when, and only to the extent that, E.ON 12 accepts such ordinary shares for payment pursuant to the U.S. Offer following the waiver or satisfaction of the conditions to the U.S. Offer. This power of attorney and this proxy are irrevocable and are granted in consideration of the acceptance for payment of such ordinary shares upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment). Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such ordinary shares (and any Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the beneficial ownership of the ordinary shares tendered hereby (and any Distributions) and that, when the same are accepted for payment by E.ON 12, E.ON 12 will acquire good, marketable and unencumbered title thereto (and to any Distributions), free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The undersigned shall, upon request, execute and deliver any additional documents deemed by the U.S. Tender Agent or E.ON 12 to be necessary or desirable to complete the sale, assignment and transfer of the ordinary shares (and any Distributions) tendered hereby.

The undersigned agrees to ratify each and every act or thing which may be done by any Managing Director, or other person nominated by E.ON 12 or their respective agents, as the case may be, in the exercise of his or her powers and/or authorities hereunder.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as provided in the U.S. Offer to Purchase, this tender is irrevocable.

The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by E.ON 12, constitute a binding agreement between the undersigned and E.ON 12 upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment). Without limiting the foregoing, if the consideration paid in the U.S. Offer is amended, the consideration paid to the undersigned will be the amended consideration notwithstanding the fact that a different consideration is stated in this Share Form of Acceptance. The undersigned recognizes that under certain circumstances set forth in the U.S. Offer to Purchase, E.ON 12 may not be required to accept for payment any of the ordinary shares tendered hereby. Under no circumstances will interest be paid by E.ON 12 on the purchase price of the Endesa securities regardless of any extension of the U.S. Offer or any delay in making such payment.

The undersigned acknowledges that in the event that Endesa pays any dividend prior to the date of acceptance for payment of Endesa securities tendered under the U.S. Offer, the consideration offered for each ordinary share shall be reduced by an amount equivalent to the gross dividend distributed per ordinary share. See Section 3 (‘‘Consideration’’) of the U.S. Offer to Purchase. If E.ON 12 does reduce the consideration as described above, E.ON 12 will disseminate an announcement of the reduction through a press release and by placing an advertisement in a newspaper of national circulation in the United States. E.ON 12 will also file this announcement with the Securities and Exchange Commission via the EDGAR filing system on the date that the announcement is made.

The undersigned hereby instructs the U.S. Tender Agent to issue and mail a check for the consideration (converted into U.S. dollars as described below) in the name(s) of the undersigned for the ordinary shares tendered and accepted for payment and/or credit the undersigned’s account at Iberclear with any ordinary shares not tendered or not accepted for purchase.

The consideration received under the U.S. Offer will, to the extent practicable, be converted into U.S. dollars on the day that it is received by the U.S. Tender Agent at the then-prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred, to tendering holders of ordinary shares on that date.

Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), this Share Form of Acceptance shall not be considered complete and valid, and payment of the consideration under the U.S. Offer shall not be made, until confirmation of book-entry transfer of tendered ordinary shares to the U.S. Tender Agent’s account at the Spanish Custodian and any other required documents have been received by the U.S. Tender Agent at one of its addresses set forth on the first and last pages of this Share Form of Acceptance.

IMPORTANT — SIGN HERE
(Please also complete Substitute Form W-9 included herein)

Sign Here:

Sign Here:

(Signature(s) of Owner(s))

Dated:                                    , 2007

(Must be signed by registered holder(s) exactly as name(s) appear(s) as registered with Iberclear. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Name(s):

Capacity (Full Title):

(See Instruction 3)

Address:

(Include ZIP Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the U.S. Offer

1.    Requirements of Tender.    This Share Form of Acceptance is to be completed by holders of ordinary shares if they are tendering ordinary shares into the U.S. Offer. This Share Form of Acceptance properly completed and duly executed and any other documents required by this Share Form of Acceptance must be received by the U.S. Tender Agent at one of its addresses set forth on the first and last pages of this Share Form of Acceptance and tendered ordinary shares must be delivered by book-entry transfer to the U.S. Tender Agent’s account at the Spanish Custodian, in each case, prior to the expiration of the acceptance period under the U.S. Offer. If ordinary shares are transferred to the U.S. Tender Agent’s account at the Spanish Custodian in multiple deliveries, a properly completed and duly executed Share Form of Acceptance must accompany each such delivery.

Holders of ordinary shares whose required documents cannot be delivered to the U.S. Tender Agent or who cannot complete the procedures for book-entry transfer, in each case, before the expiration of the acceptance period under the U.S. Offer may tender their ordinary shares into the U.S. Offer by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the procedures for guaranteed delivery as described in Section 7 (‘‘Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs’’) of the U.S. Offer to Purchase. Pursuant to the procedures for guaranteed delivery, (a) such tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by E.ON 12, must be received by the U.S. Tender Agent prior to the expiration of the acceptance period under the U.S. Offer and (c) within three New York Stock Exchange trading days after the date of the receipt of the Notice of Guaranteed Delivery by the U.S. Tender Agent, confirmation of book-entry transfer of such ordinary shares to the U.S. Tender Agent’s account at the Spanish Custodian, together with a properly completed and duly executed Share Form of Acceptance, must be received by the U.S. Tender Agent.

The method of delivery of this Share Form of Acceptance and any other required documents, including delivery through Iberclear, is at the sole option and risk of the tendering holder of ordinary shares, and delivery will be deemed made only when actually received by the U.S. Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted and no fractional ordinary shares will be purchased. All tendering holders of ordinary shares, by execution of this Share Form of Acceptance, waive any right to receive any notice of the acceptance of their ordinary shares for payment.

All questions as to the form and validity (including time of receipt) and acceptance for payment of any tender of ordinary shares will be determined by E.ON 12, in its reasonable discretion, which determination shall be final and binding (subject to a party’s ability to seek judicial review of any determination). E.ON 12 reserves the absolute right to reject any or all tenders of ordinary shares determined by E.ON 12 not to be in proper form or the acceptance for payment or of payment for which may, in the opinion of E.ON 12’s counsel, be unlawful. E.ON 12 also reserves the absolute right to waive any defect or irregularity in any tender of ordinary shares. None of E.ON 12, Endesa, the U.S. Tender Agent, the Information Agent, Iberclear or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.

2.    Inadequate Space.    If the space provided herein is inadequate, any other required information should be listed on a separate signed schedule attached hereto and separately signed on each page thereof in the same manner as this Share Form of Acceptance is signed.

3.    Signatures on Share Form of Acceptance.    This Share Form of Acceptance must correspond to the name(s) as registered with Iberclear without alteration.

If any of the ordinary shares tendered hereby are held of record jointly by two or more joint owners, each owner must sign this Share Form of Acceptance.

If any of the tendered ordinary shares are registered with Iberclear in different names, it will be necessary to complete, sign and submit as many separate Share Forms of Acceptance as there are different registrations of ordinary shares.

If this Share Form of Acceptance is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit proper evidence satisfactory to E.ON 12 of the authority of such person to so act.

4.    Stock Transfer Taxes.    E.ON 12 will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale or ordinary shares to it or to its order pursuant to the U.S. Offer.

5.    Substitute Form W-9.    Under U.S. Federal income tax law, a non-exempt holder of ordinary shares that is a U.S. citizen or resident alien is required to provide the U.S. Tender Agent with such holder’s correct Taxpayer Identification Number (‘‘TIN’’) (e.g., social security number or employer identification number) on the Substitute Form W-9 included herewith. If ordinary shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering holder to a $50 penalty and to backup withholding (at the appropriate rate, currently 28%) on the payment of any cash.

The tendering holder of ordinary shares must check the box in Part 3 if a TIN has not been issued and the holder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the U.S. Tender Agent is not provided with a TIN before payment is made, the U.S. Tender Agent will backup withhold (at the appropriate rate, currently 28%) on all payments to such surrendering holders of any consideration due for their former ordinary shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what TIN to give the U.S. Tender Agent.

Certain holders of ordinary shares (including, for example, corporations and certain foreign individuals) are exempt from backup withholding requirements. Exempt holders should indicate their exempt status on the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement on Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to such individual’s exempt status. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the U.S. Tender Agent is required to withhold up to 28% of any payments to be made to the holder of ordinary shares. Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The U.S. Tender Agent cannot refund amounts withheld by reason of backup withholding.

IRS Circular 230 disclosure:    To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. Federal tax advice contained in this document (including any attachment) is not intended or written by us to be used, and cannot be used (i) by any taxpayer for the purpose of avoiding tax penalties under the Internal Revenue Code or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein.

6.    Holders of ADSs.    ADSs cannot be tendered by means of this Share Form of Acceptance (which is exclusively for use in respect of ordinary shares). If you hold ADSs, you should use the ADS Letter of Transmittal for tendering such ADSs into the U.S. Offer by following the instructions set forth therein. To obtain a copy of the ADS Letter of Transmittal, contact the Information Agent at the address or telephone number set forth on the last page of this Share Form of Acceptance.

7.    Requests for Assistance or Additional Copies.    Questions and requests for assistance or additional copies of the U.S. Offer to Purchase, this Share Form of Acceptance, the Notice of

Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the address or telephone number set forth on the last page of this Share Form of Acceptance.

8.    Waiver of Conditions.    The conditions of the U.S. Offer may be waived by E.ON 12 at the times and in the manner described in Section 5 (‘‘Conditions to the U.S. Offer’’) of the U.S. Offer to Purchase.

9.    Currency of Payment.    The consideration paid in the U.S. Offer to tendering holders of ordinary shares will, to the extent practicable, be converted into U.S. dollars on the date that it is received by the U.S. Tender Agent at the then-prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred, to tendering holders of ordinary shares on that date.

PAYER’S NAME: MELLON INVESTOR SERVICES, AS U.S. TENDER AGENT

SUBSTITUTE FORM W-9
Department of the Treasury
Internal Revenue Service
Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part I:
PLEASE PROVIDE YOUR NAME AND TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Name Social Security Number or Employer Identification Number

Part 2 – Certification—

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because: (a)I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Part 3 – Awaiting TIN

Sign Here	Signature ▸	Date ▸

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, up to 28% of all reportable payments made to me will be withheld.

Signature	Date

THE INFORMATION AGENT FOR THE U.S. OFFER IS:

501 Madison Avenue, 20th Floor
New York, NY 10022

HOLDERS OF ORDINARY SHARES AND ADSs CALL TOLL-FREE
(888) 750-5834

BANKS AND BROKERS CALL COLLECT
(212) 750-5833

THE U.S. TENDER AGENT FOR THE U.S. OFFER IS:

BY MAIL Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	BY HAND Mellon Investor Services LLC Attn. Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271	BY OVERNIGHT DELIVERY Mellon Investor Services LLC 480 Washington Blvd. Mail Drop – Reorg. Jersey City, NJ 07310 Attn. Reorganization Dept. 27th Floor

BY FACSIMILE TRANSMISSION
(FOR ELIGIBLE INSTITUTIONS ONLY)
(201) 680-4626

CONFIRMATION RECEIPT OF FACSIMILE BY TELEPHONE ONLY
(201) 680-4860

Questions and requests for assistance may be directed to the Information Agent at the telephone number or address set forth above. Additional copies of the U.S. Offer to Purchase, this Share Form of Acceptance, the Notice of Guaranteed Delivery and other related materials may also be obtained from the Information Agent, and will be furnished promptly at E.ON 12’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.